EXHIBIT 10.1
                                                        ------------







                           ASSETS PURCHASE AGREEMENT


                                 by and between


                       AMERICAN ELECTROMEDICS CORPORATION

                                      and

                            RSCH GMBH MEDIZINTECHNIK

                                on the one side

                                      and


                             MAICO DIAGNOSTIC GMBH

                               on the other side

                   ------------------------------------------

                                   April 1999

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CONTENTS:

ARTICLE 1:      DEFINITIONS
ARTICLE 2:      SALE AND PURCHASE OF THE ASSETS
ARTICLE 3:      PRODUCT RIGHTS
ARTICLE 4:      TRADE NAME, SERVICE MARKS AND TRADE MARKS
ARTICLE 5:      OPERATING ASSETS
ARTICLE 6:      STOCK IN TRADE
ARTICLE 7:      CUSTOMER INFORMATION AND GOODWILL
ARTICLE 8:      LIABILITIES
ARTICLE 9:      PURCHASE PRICE
ARTICLE 10:     PAYMENT OF THE PURCHASE PRICE
ARTICLE 11:     REPRESENTATIONS AND WARRANTIES OF THE VENDOR
ARTICLE 12:     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE 13:     COVENANTS OF THE VENDOR
ARTICLE 14:     COVENANTS OF THE PURCHASER
ARTICLE 15:     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER
ARTICLE 16:     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDOR
ARTICLE 17:     CLOSING
ARTICLE 18:     TERMINATION
ARTICLE 19:     SURVIVAL AND REMEDY; INDEMNIFICATION
ARTICLE 20:     USE OF NAME
ARTICLE 21:     NON-COMPETITION AND CONFIDENTIALITY
ARTICLE 22:     MISCELLEANOUS

IN CONSIDERATION OF THE FACT THAT  American  Electromedics  Corporation, who for
                                   several years has been engaged in developing, manufacturing and selling proprietary medical and dental products, wishes to sell certain tangible and intangible assets which hitherto have been utilized exclusively in the Company's Audiometrics Division or otherwise relate to the development, manufacture, distribution, marketing or sale by the company of certain products, and;

WHEREAS Maico Diagnostic GmbH, wishes to purchase these assets and to continue the development, manufacturing, distribution, marketing and sale of these products;

THEN THIS


                           ASSETS PURCHASE AGREEMENT


          HAS BEEN MADE BY AND BETWEEN ON THE ONE SIDE


                       AMERICAN ELECTROMEDICS CORPORATION

                          13 Columbia Drive, Suite 18
                          Amherst, New Hampshire 03031
                            United States of America

                                      and

                           it's 100% owned affiliate
                           Rosch GmbH Medizintechnik
                                  Alt-Buckow 6
                            D-12349 Berlin, Germany

             (hereinafter collectively referred to as the "Vendor")

                                      AND

                             MAICO DIAGNOSTIC GMBH
                                   Rohrdamm 7
                                  Siemensstadt
                            D-13629 Berlin, Germany

                  (hereinafter referred to as the "Purchaser")

                               ON THE OTHER SIDE.

IN CONSIDERATION OF THE COVENANTS, REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, THE PARTIES HAVE AGREED AS FOLLOWS:


                                   ARTICLE 1

                                  DEFINITIONS

     1.1. Agreement: "Agreement" means this Assets Purchase Agreement between the parties named in the opening statement above together with all schedules and exhibits hereto, as it may be amended from time to time in accordance with its terms.

     1.2. Acquired Assets: "Acquired Assets" shall have the meaning given to it in Clause 2.1. hereof.

     1.3. Closing: "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article 17 hereof.

     1.4. Closing Date: "Closing Date" means the date where the Vendor shall sell, assign, transfer and deliver the Acquired Assets to the Purchaser and the Purchaser shall purchase, acquire, take assignment and delivery of the Acquired Assets from the Vendor; the Closing Date being determined in Clause 17.1. hereof.

     1.5. Customer Information: "Customer Information" shall have the meaning given to it in Clause 7.1. hereof.

     1.6. Execution Date: "Execution Date" means the date on which the Agreement is duly signed by both parties.

     1.7. Governmental Authority: "Governmental Authority" shall mean the Government of the United States or any other country or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government and other quasi-governmental entities established to perform such functions.

     1.8. Laws: "Laws" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgement, consent decree, settlement, agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     1.9. Material Adverse Change: "Material Adverse Change" shall mean a material adverse change in the conditions of the Acquired Assets, or in the ability of the Purchaser to own the Acquired Assets, or to continue the development, manufacturing, distribution, marketing or sale of the New Products or other products manufactured by the Purchaser on basis of the Product Rights following the Closing.

     1.10. Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on the conditions of the Acquired Assets, or on the ability of the Purchaser to own the Acquired Assets or to continue the development, manufacturing, distribution, marketing or sale of the New Products or other products manufactured by the Purchaser on basis of the Product Rights following the Closing.

     1.11. New Products: "New Products" shall have the meaning given to it in Clause 6.1.(i) hereof.

     1.12. Operating Assets: "Operating Assets" shall have the meaning given to it in Article 5 hereof.

     1.13. Product Rights: "Product Rights" shall have the meaning given to it in Article 3 hereof.

     1.14.   Purchase  Price:   "Purchase   Price"  shall  mean  the  amount  of
consideration payable by the Purchaser in exchange for the Acquired Assets and shall be US$ 600,000.00.

     1.15. Service Marks: "Service Marks" shall have the meaning given to it in Clause 4.2. hereof.

     1.16. Spare Parts: "Spare Parts" shall have the meaning given to it in Clause 6.1. (ii) hereof.

     1.17. Trade Marks: "Trade Marks" shall have the meaning given to it in Clause 4.2. hereof.

     1.18. Trade Name: "Trade Name" shall have the meaning given to it in Clause
4.1. hereof.

                                   ARTICLE 2

                        SALE AND PURCHASE OF THE ASSETS

     2.1. Subject to the terms and conditions of this Agreement, on the Closing Date the Vendor shall sell, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase, acquire, take assignment and delivery of, certain tangible and intangible assets owned by the Vendor, which hitherto have been utilised in the Vendor's Audiometrics Division or which otherwise relate to certain products which hitherto have been developed, manufactured, distributed, market or sold by the Vendor on basis of the Product Rights specified in Article 3 hereof. The assets sold, assigned, transferred and delivered to the Purchaser hereunder include only those assets specified in Article 3 through Article 7 hereof (collectively referred to as the "Acquired Assets").


     2.2. All the Vendor's rights, title and interest in and to the Acquired Assets shall pass to the Purchaser on the Closing Date, as of which date also the risk of the Acquired Assets shall pass to the Purchaser.


                                   ARTICLE 3

                                 PRODUCT RIGHTS

     3.1. The Vendor shall sell, assign and transfer to the Purchaser all the Vendor's rights, title and interest in and to

          (i)     the "Quik Tymp 1 Tympanometer";

          (ii)    the "Quik Tymp 2 Tympanometer/Audiometer";

          (iii) the "Pilot-Audiometer" (also known as the "Pilot Hearing Test" and to include the embedded model as well as the CD-model);

          (iv)    the "Racecar Tympanometer"

          (v)     the "Hear Man" hearing tester

(hereinafter collectively referred to as the "Product Rights").

     3.2. The Product Rights, subject to sale hereunder, shall include, without limitation, all the Vendor's rights, title and interest in and to

          (i)     all product designs and models, including prototypes;

          (ii) all product accessories and built-in fixtures, such as, but not limited to, interfaces, boards, printers, eartips, microchips, CD's, tapes and software, including all source codes and other source materials;

          (iii) all intellectual property rights, know-how, patents, technical specifications, drawings, manuals, instructions, user guides, and research and development materials; and

          (iv) all displays, brochures and other marketing materials assoc-iated therewith( except marketing material printed by Rosch GmbH Medizintechnik);

to the extent such designs, models, accessories, fixtures, intellectual property and marketing materials either have been especially designed, developed or manufactured by, or on behalf of, or for the use of the Vendor's Audiometrics Division or otherwise relate to the Product Rights.


     3.3. The Vendor shall assign, transfer and deliver to the Purchaser all original specimens and copies of the designs, models, prototypes, drawings, technical specifications, manuals, instructions, user guides, research and development materials, software, source codes and all other source materials, displays, brochures and other marketing materials as referred to in Clause 3.2. hereof whether such materials are stored electronically or available in hard copy formats.


                                   ARTICLE 4

                   TRADE NAME, SERVICE MARKS AND TRADE MARKS

     4.1. The Vendor shall sell, assign and transfer to the Purchaser all the Vendor's rights, title and interest in and to the trade name "American Electromedics" and any logos relating to such trade name (hereinafter referred to as the "Trade Name").

     4.2. The Vendor shall sell, assign and transfer to the Purchaser all the Vendor's rights, title and interest in and to the trade marks and service marks "TympanometerTM", "Quick Tymp(" and "Pilot(" and any logos and goodwill relating to or associated with such trade marks and service marks (hereinafter collectively referred to as the "Trade Marks" or the "Service Marks" as the case may be). The Vendor has recently applied for a registration of the trade mark "TympanometerTM" and the Vendor undertakes with the Purchaser to finalize the registration as soon as possible.


     4.3. The Vendor shall execute and deliver to the Purchaser, or to agencies designated by the Purchaser, separate documents of assignment in a form reasonably requested by the Purchaser to give effect to the assignment of the Trade Name, Service Marks and Trade Marks and of any registration of such Trade Name, Service Marks and Trade Marks.


                                   ARTICLE 5

                                OPERATING ASSETS

     5.1. The Vendor shall sell, assign, transfer and deliver to the Purchaser at the address of the Vendor all the Vendor's rights, title and interest in and to all operating assets, such as, but not limited to, machinery, equipment, tools and fixtures, which hitherto have been utilised in the Vendor's Audiometric Division and which to a large degree are specified in Schedule 1 which is attached hereto and incorporated by reference as if fully set forth herein (hereinafter referred to as the "Operating Assets").

                                   ARTICLE 6

                                 STOCK IN TRADE

     6.1. The Vendor shall sell, assign, transfer and deliver to the Purchaser at the address of the Vendor:

          (i) all new products which have been manufactured by the Vendor on basis of the Product Rights and which are physically existing in the inventory of the Vendor on the Closing Date (herein-after referred to as the "New Products"); and

          (ii) all accessories and fixtures to the New Products which are physically existing in the inventory of the Vendor on the Closing Date (hereinafter referred to as the "Spare Parts").

     6.2. The Vendor and the Purchaser have carried out a joint physical stock-taking prior to the Closing Date for purpose of determining and identifying the total stock of New Products and Spare Parts to be taken over by the Purchaser. All New Products and Spare Parts have been packed in sealed boxes by the Vendor and the Purchaser at the address of the Vendor.


     6.3. The stock of New Products and the stock of Spare Parts have, on an item by item basis, been finally priced in accordance with the calculation made as of March 31st, 1999 together with the list showing items on the way from AMER to Rsch; the result of which is shown in Schedule 2 which is attached hereto and incorporated by reference as if fully set forth herein.


     6.4. The parties agree that as a general rule the New Products have been priced at net book value, whereas the Spare Parts have been priced at ten to fifty (10 - 50) percent of net book value. A reserve for obsolete and slow moving items already has been reflected. Not withstanding the aforementioned the parties agree that the Vendor shall deliver ten (10) product items of the "Hear Man" hearing tester and thirty (30) product items of the "Hear Man" hearing tester with light mechanical defects to the Purchaser free of charge.

     6.5. If the number of products making up the stock of the New Products exceeds the number of similar products actually sold by the Vendor during the last twelve (12) calendar months prior to the Closing Date, then a reserve of ninety (90) percent of the net book value of such surplus stock shall be taken.




                                   ARTICLE 7

                       CUSTOMER INFORMATION AND GOODWILL

     7.1. The Vendor shall sell and deliver to the Purchaser the Vendor's complete customer files (except files on German customers) and other documentation about former, existing and potential customers of the Vendor's Audiometric Division; such customer files and other documentation to include, but not being limited to, copies of all existing customer correspondence, internal memos, customer contact information, sales figures and sales statistics, discounts and rebates, special customer arrangements, contracts and all such other information which in the reasonable opinion of the Purchaser is relevant to the Purchaser's ability to maintain, secure and develop the business relationship with the customers (the "Customer Information"); a transcript of the Vendor's customer database being attached hereto as Schedule 3 and incorporated by reference as if fully set forth herein. All Customer Information stored electronically in the Vendor's "Goldmine" software database system or other database systems of the Vendor shall be delivered to the Purchaser on tape, CD or in such other electronic readable format as the Purchaser shall reasonably request.

     7.2. The Vendor shall assign, transfer and deliver to the Purchaser all customer purchase orders for the supply of New Products or Spare Parts which the Vendor has received from customers on or prior to the Closing Date and which have not been fulfilled by the Vendor as of the Closing Date.


     7.3. The Vendor and the Purchaser agree that the consideration payable by the Purchaser in return for taking over the Customer Information and pending customer purchase orders, cf. Clause 7.2. hereof, reflects, on the Closing Date, the fair market value of the goodwill attached to the business activity of the Vendor, which is subject to the sale and purchase under this Agreement.


                                   ARTICLE 8

                                  LIABILITIES

     8.1. Neither the Purchaser nor any of its affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed, or otherwise be liable in respect of, any debt, claim, obligation or other liability of the Vendor or any of its affiliates whatsoever, such as liabilities under rebate or bonus arrangements prior to the Closing, product guarantees, customer claims or the like, relating to products manufactured, distributed, market or sold by the Vendor, or relating to other activities or services carried out by the Vendor, prior to the Closing.


     8.2. The Purchaser shall not assume or otherwise take over from the Vendor any obligations or liabilities towards any of the Vendor's employees.

                                   ARTICLE 9

                                 PURCHASE PRICE

     9.1. In consideration of the transfer by the Vendor of all rights, title and interest in and to - and delivery of - the Acquired Assets the Purchaser shall pay - in United States Dollars - $ 600,000.00 (i.e. Sixhundredthousand 00/100 United States Dollars) to the Vendor (the "Purchase Price"); the Purchase Price being specified as follows:

          (a)     Product Rights, Trade Name, Service
                  Marks, Trade Marks, Operating Assets
                  and Goodwill, cf. Article 3, Article 4,
                  Article 5 and Article 7 hereof            $  460,000.00

          (b)     Stock in Trade, re. Article 6 hereof      $  140,000.00
                                                            -------------
                  The Purchase Price in total               $  600,000.00
                                                            =============

     9.2. The parties agree that the Purchase Price of the Acquired Assets reflects the fair market value as of the Closing Date, having taking into consideration, on an item by item basis, the original cost price, the estimated remaining useful lifetime and the actual condition of the individual asset.



                                   ARTICLE 10

                         PAYMENT OF THE PURCHASE PRICE

          10.1. The Purchase Price shall be paid to the Vendor as follows:

          (a) On the Closing Date the Purchaser  shall pay to the Vendor in cash
     - by wire  transfer  or  banker's  check  - an  amount  of US$  500,000.00;
     provided, however, that all the conditions precedent set forth in Article 15 hereof shall have been satisfied on or prior to the Closing Date;

          (b) On the eight (8) calendar day following the Closing Date the Purchaser shall pay in cash - by wire transfer or banker's check - the balancing amount of US$ 100,000.00 to the Vendor; provided, however, that all the conditions precedent set forth in Article 15 hereof shall have been satisfied prior to the execution of such payment.

                                   ARTICLE 11

                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

          11.1. The Vendor represents and warrants to the Purchaser as follows:

          (a) Due Incorporation. The Vendor is a public company limited by shares, duly organised and validly existing under the Laws of the State of Delaware (USA) and is operating in accordance with all applicable legal requirements, permits and consents. The Vendor is not insolvent, bankrupt or subject to any insolvency procedure.

          (b) Due Authorisation. The Vendor has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Vendor have been duly and validly approved by the Vendor's Board of Directors and shall not violate any provision of its Certificate of Incorporation.

          (c) No Default. The execution, delivery and performance by the Vendor of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby do not and will not violate, or result in a breach or default of, or cause an event of default under, any mortgage, lease, agreement, license, instrument, order, judgement or decree to which the Vendor is a party.

          (d) Title to Properties. The Vendor has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver all of the Acquired Assets. The Acquired Assets are free and clear of any encumbrance or restriction whatsoever. At the end of the Closing the Vendor will convey the Acquired Assets to the Purchaser by deeds, bill of sale, certificates of title and instruments of assignment and transfer effective to vest in the Purchaser, and the Purchaser shall have good and valid record and marketable title to all of the Acquired Assets, free and clear of any encumbrance or restriction whatsoever created by the Vendor.

          (e) Condition of Source Materials and other Property. All technical specifications, manuals, instructions, user guides, software, source codes and all other source materials referred to in Clause 3.3. hereof are up-to-date and have been developed and maintained in compliance with applicable standards of good practice. All New Products and Spare Parts are free from defects (except for the thirty (30) defect product items referred to in Clause 6.4., third sentence), and the Operating Assets are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the continued use thereof or materially adversely affect the resale value thereof.

          (f) Accurate Descriptions. The description in Clause 3.1. of the Product Rights and the description of the Trade Name, Service Marks and Trade Marks in Clause 4.1. and Clause 4.2 is a true and accurate description of the Product Rights and of the Trade Name, Service Marks and Trade Marks.

          (g) Intellectual Property. All of the Product Rights, Trade Name, Service Marks and Trade Marks is owned by the Vendor, free and clear of any encumbrances or restrictions, whatsoever. To the best knowledge of the Vendor all the Trade Marks, the Service Marks and the Trade Name have been properly registered with the relevant authorities. The New Products and any other products manufactured by the Vendor on basis of the Product Rights, and any process, method, design or material it employs, or the marketing, sale and use of any such product or any service associated herewith, do not infringe any trade mark, service mark, trade name, patent, copyright or confidential or proprietary rights of another, and the Vendor has not received any notice contesting its rights to use or utilize the Product Rights, the Trade Marks, the Service Marks or the Trade Name. The Vendor has not granted any license in respect of the Product Rights, the Trade Marks, the Service Marks or the Trade Name. None of the Product Rights, Trade Name, Service Marks or Trade Marks is the subject of any pending adverse claim or, to the best knowledge of the Vendor, any threatened litigation or claim of infringement and there is no pending or (to the best of the Vendor's knowledge) threatened claim, action, suit, investigation or proceeding of any kind challenging, alleging or asserting that any registration was improperly or invalidly granted or is otherwise invalid.

          (h) Sufficiency of Assets. The Purchaser's use of the Acquired Assets after the Closing Date will not be dependent upon any intellectual property rights owned by the Vendor and not assigned to the Purchaser by virtue of this Agreement, neither will any such use be dependent upon any license granted by any third party.

          (i) No other Agreement. Except for sales of New Products and Spare Parts in the ordinary course of business, neither the Vendor nor any of its wholly owned subsidiaries has any agreement or arrangement with respect to the sale or other disposition of any of the Acquired Assets.

          (j) Brokers. Neither the Purchaser or any affiliate of the Purchaser has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any third party retained by the Vendor in connection with any of the transactions contemplated by this Agreement.



                                   ARTICLE 12

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          12.1. The Purchaser hereby represents and warrants to the Vendor as follows:

          (a) Due Incorporation. The Purchaser is a "Gesellschaft mit beschrnkter Haftung", i.e. a company limited by shares, duly organised and validly existing under the Laws of Germany and is operating in accordance with all applicable legal requirements, permits and consents. The Purchaser is not insolvent, bankrupt or subject to any insolvency procedure.

          (b) Due Authorisation. The Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser have been duly and validly approved by the Purchaser's Board of Directors and shall not violate any provision of its Articles of Association.

          (c) No Default. The execution, delivery and performance by the Purchaser of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby do not and will not violate, or result in a breach or default of, or cause an event of default under, any mortgage, lease, agreement, license, instrument, order, judgement or decree to which the Purchaser is a party.

          (d) Brokers. Neither the Vendor or any affiliate of the Vendor has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any third party retained by the Purchaser in connection with any of the transactions contemplated by this Agreement.

          (e) Litigation. The Purchaser is not subject to any litigation, decree, etc. which would prevent it from entering into this Agreement or purchasing the Acquired Assets.


                                   ARTICLE 13

                            COVENANTS OF THE VENDOR

          13.1. The Vendor agrees that, except as otherwise required by this Agreement, from the Execution Date to the Closing Date:

          (a) Implementing Agreement. Subject to the terms and conditions hereof, the Vendor shall take all action required of it to fulfil its obligations under the terms of this Agreement and shall use its best efforts to facilitate the consummation of the transactions contemplated hereby.

          (b) Access to Information and Facilities. The Vendor shall give the Purchaser and the Purchaser's representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of the Vendor and shall make the Vendor's officers and employees available to the Purchaser and its representatives as the Purchaser and its representatives shall from time to time reasonably request. The Purchaser and its representatives shall be furnished the information and documentation concerning the Vendor's Audiometric Division and the Acquired Assets which the Purchaser or its representatives reasonably request.

          (c) Preservation of Relationships. The Vendor shall use its best efforts to preserve the present good will and advantageous relationships of the Vendor with customers, suppliers, independent contractors and others material to the continued operation of the business activity subject to transfer hereunder.

          (d) Consents and Approvals. The Vendor shall use its best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by the Vendor of this Agreement and the consummation of the transactions contemplated hereby. The Vendor shall make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the Closing Date by or on behalf of the Vendor or any of its affiliates pursuant to any applicable Law in connection with this Agreement and the transactions contemplated hereby.

          (e) Preservation of Acquired Assets. Except in the usual and ordinary course of business the Vendor shall not sell, lease, abandon or dispose of, or agree to sell, lease, abandon or dispose of, any of the Acquired Assets, or suffer or permit the creation of any lien.

          (f) Compliance with Laws. The Vendor shall duly comply with all material Laws applicable to the Acquired Assets or as may be required for the valid and effective transfer and assignment of the Acquired Assets.


          13.2. The Vendor agrees that, except as otherwise required by this Agreement, following the Closing Date:

          (a) On-site Training of Personnel. The Vendor shall - free of charge - provide qualified on-site product training to the Purchaser's personnel on locations in Minneapolis, the United States, and in Berlin, Germany, to an extent reasonable requested by the Purchaser; that being understood that such free on-site training shall be provided by the Vendor within a period of two (2) months from the Closing Date and shall not in the aggregate exceed a maximum of forty (40) hours of training.


                                   ARTICLE 14

                           COVENANTS OF THE PURCHASER

          14.1. The Purchaser agrees that, except as otherwise required by this Agreement, from the Execution Date to the Closing Date:

          (a) Implementing Agreement. Subject to the terms and conditions hereof, the Purchaser shall take all action required of it to fulfil its obligations under the terms of this Agreement and shall use its best efforts to facilitate the consummation of the transactions contemplated hereby.

          (b) Consents and Approvals. The Purchaser shall use its best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby. The Purchaser shall make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the Closing Date by or on behalf of the Purchaser or any of its affiliates pursuant to any applicable Law in connection with this Agreement and the transactions contemplated hereby.

          (c) Confidentiality. Except as required by Law or by any Governmental Authority, all non-public information supplied by the Vendor or its representatives to the Purchaser pursuant to Clause 13.1.(b) or otherwise shall be maintained in strict confidence by the Purchaser in accordance with the procedures which the Purchaser uses to protect its own information of a similar nature, and in the event that this Agreement is terminated, upon the Vendor's written request, all written materials provided by the Vendor and its representatives to the Purchaser shall be returned to the Vendor, and the Purchaser shall make no further use of such information whatsoever.


                                   ARTICLE 15

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

          15.1. The obligations of the Purchaser under this Agreement are subject to the satisfaction or waiver by the Purchaser of the following conditions precedent on or before the Closing Date:

          (a) Warranties True as of Both Execution Date and Closing Date. The representations and warranties of the Vendor made in Article 11 hereof shall be true and accurate in all material respects on and as of the Execution Date, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Compliance with Agreements and Covenants. The Vendor shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

          (c) Agreements. The Purchaser shall have entered into, signed and received all of the following agreements on or prior to the Closing Date:

          (i) An OEM-agreement with the Vendor (acting by and through Rsch GmbH Medizintechnik) satisfactory to both parties and substantially in a form similar to the draft OEM-agreement which is attached hereto as Exhibit A and incorporated by reference as if fully set forth herein, whereby the Purchaser - for a term of three (3) years - is granted a world-wide exclusive right to market, distribute and sell the Vendor's Video-Otoscope System to the hearing aid and the ENT markets.

          (ii) A supply-agreement with Entomed AB, being the Vendor's current supplier of the screening audiometers known as the "K12", "K15" and "K20" (hereinafter referred to as the "K-Audiometers"), satisfactory to both parties and substantially in a form similar to the wording in the letter to Entomed AB which is attached hereto as Exhibit B and incorporated by reference as if fully set forth herein, providing for the exclusive supply of K-Audiometers from Entomed AB to the Purchaser.

          (iii) An agreement with the Vendor (acting by and through Rsch GmbH Medizintechnik) satisfactory to both parties, whereby the Vendor assigns and transfers to the Purchaser - free of charge - all the Vendor's rights and existing regulatory documents concerning the current supply of K-Audiometers from Entomed AB to the Vendor. Said agreement is attached as a part of Exhibit B.

          (d) Documents. The Purchaser shall have received all of the documents and items specified in Clause 17.2 hereof.

          (e) No Material Adverse Change. No Material Adverse Change shall have occurred and no event shall have occurred which in the reasonable judgement of the Purchaser may have a Material Adverse Effect.

          (f) Actions and Proceedings. No action or proceeding by any Governmental Authority or other third party shall have been instituted or threatened which (i) might have a Material Adverse Effect, or (ii) would enjoin, restraint or prohibit, or might result in a substantial damage in respect of, this Agreement or the complete consummation of the transactions as contemplated hereby, and which would, in the reasonable judgement of the Purchaser, make it inadvisable to consummate such transactions, and (iii) no court order shall have been entered in any action or proceeding instituted by any third party which enjoins, restrains or prohibits, this Agreement or the complete consummation of the transactions contemplated hereby.

                                   ARTICLE 16

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDOR

          16.1. The obligations of the Vendor under this Agreement are subject to the satisfaction or waiver by the Vendor of the following conditions precedent on or before the Closing Date:

          (a) Warranties True as of Both Execution Date and Closing Date. The representations and warranties of the Purchaser made in Article 12 hereof shall be true and accurate in all material respects on and as of the Execution Date, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Compliance with Agreements and Covenants. The Purchaser shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

          (c) Agreements. The Vendor shall have received a copy all of the following agreements on or prior to the Closing Date:

          (i) A distributor agreement by and between the Purchaser and the Vendor (acting by and through Rsch GmbH Medizintechnik), satisfactory to both parties and substantially in a form similar to the draft distributor agreement which is attached hereto as Exhibit C and incorporated by reference as if fully set forth herein, whereby Rsch GmbH Medizintechnik is appointed non-exclusive distributor of certain of the Purchaser's products on the German Market.

          (ii) An agreement by and between the Purchaser and the Vendor (acting by and through Rsch GmbH Medizintechnik), satisfactory to both parties and substantially in a form similar to the draft agreement which is attached hereto as Exhibit D and incorporated by reference as if fully set forth herein, whereby the Purchaser assumes an obligation from Rsch GmbH Medizintechnik to purchase a total of 240 items of the Pilot Hearing Test from Meracus GmbH before April 1st, 2000.

          (d) Documents. The Vendor shall have received all of the documents and items specified in Clause 17.3. hereof.

          (e) Actions and Proceedings. No action or proceeding by any Governmental Authority or other third party shall have been instituted or threatened which (i) might have a Material Adverse Effect, or (ii) would enjoin, restraint or prohibit, or might result in a substantial damage in respect of, this Agreement or the complete consummation of the transactions as contemplated hereby, and which would, in the reasonable judgement of the Vendor, make it inadvisable to consummate such transactions, and (iii) no court order shall have been entered in any action or proceeding instituted by any third party which enjoins, restrains or prohibits, this Agreement or the complete consummation of the transactions contemplated hereby.


                                   ARTICLE 17

                                    CLOSING

          17.1. The Closing shall take place in the offices of William Demant Holding A/S, at 58 Strandvejen, 2900 Hellerup, Copenhagen, Denmark at 10:00 a.m. on the latest of: (a) April 8th, 1999, (b) such later date to which the parties hereto shall agree, but in no event later than April 15th, 1999.


          17.2. Deliveries by the Vendor. At the Closing, the Vendor shall deliver to the Purchaser the following:

          (a) A bill of sale

          (b) Originals, and duly executed agreements as referred to in Clause 15.1.(c),(i) and (iii) and in Clause 16.1.(c) hereof;

          (c) Originals, and duly executed assignments of the customer purchase orders as referred to in Clause 7.2. hereof;

          (d) Any instruments of transfer reasonably required by the Purchaser to evidence the transfer of the Acquired Assets to the Purchaser, including assignments with respect to the Property Rights, the Trade Name, the Service Marks and the Trade Marks, registered, recorded or filed with any Governmental Authority, in a form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by the Vendor;

          (e) A certificate dated the Closing Date, of an executive officer of the Vendor certifying as to the compliance by the Vendor with Clause 15.1.(a) and (b);

          (f) A certificate of the Vendor's secretary certifying (i) resolutions of the board of directors of the Vendor approving this Agreement and the transactions contemplated hereby, and (ii) the authority of the officer(s) signing on behalf of the Vendor;

          (g) A copy of the Vendor's charter, certified by the Secretary of State in the Vendor's state of incorporation;

          (h) A copy of the Vendor's charter reflecting the amendment of such charter to change the Vendor's name to a name dissimilar to, and which is not susceptible to confusion with, "American Electromedics", together with all filings required to effectuate such amendment in each country in which the Vendor is qualified to do business as a foreign corporation, all of which shall be certified by the secretary of the Vendor. However the Purchaser has to respect a grace period until the Vendors 1999 Annual Meeting of Shareholders to be held within four (4) months after Closing Date.


          17.3. Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Vendor the following:

          (a) The payment of US$ 500,000.00, cf. Clause 10.3. (a) hereof, to the Vendor;

          (b) Originals, and duly executed agreements as referred to in Clause 15.1.(c),(i) and (iii) and in Clause 16.1.(c) hereof;

          (c) A certificate dated the Closing Date, of an executive officer of the Purchaser certifying as to the compliance by the Purchaser with Clause
     16.1. (a) and (b);

          (d)  A  certificate  of  the  Purchaser's   secretary  certifying  (i)
     resolutions of the board of directors of the Purchaser approving this Agreement and the transactions contemplated hereby, and (ii) the authority of the officer(s) signing on behalf of the Purchaser;

          (e) A copy of the Purchaser's charter, certified by the Companies Registry in the Purchaser's state of incorporation;

                                   ARTICLE 18

                                  TERMINATION

          18.1. In entering into this Agreement, the Purchaser and the Vendor have relied fully upon the representations, warranties and covenants made and given by the Purchaser and by the Vendor in this Agreement, including in the Schedules and Exhibits hereto. The representations and warranties of the Vendor set forth in Article 11 and of the Purchaser in Article 12 are made both as of the Execution Date and as of the Closing Date and shall be true and accurate on the Closing Date and on the Execution Date; it being understood that, where a representation and warranty is given by reference to a particularly specified date, the representation and warranty shall be deemed to have been given on the Execution Date and on the Closing Date but only by reference to such particularly specified date.


          18.2. This Agreement may be terminated at any time on or prior to the Closing Date:

          (a) With the mutual consent of the Vendor and the Purchaser; or

          (b) By the Purchaser, if any of the conditions provided in Article 15 shall not have been satisfied on or prior to the date specified for fulfilment thereof, and the Purchaser shall not have waived such failure of satisfaction; or

          (c) By the Vendor, if any of the conditions provided in Article 16 shall not have been satisfied on or prior to the date specified for fulfilment thereof, and the Vendor shall not have waived such failure of satisfaction; or

          (d) By the Vendor or the Purchaser, if the Closing shall not have taken place on or before May 1, 1999 or such other later date as may be mutually approved in writing by the Vendor and by the Purchaser.


          18.3. In the event of any termination pursuant to Clause 18.2. hereof (other than pursuant to Clause 18.2. (a) hereof), written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other party.

                                   ARTICLE 19

                      SURVIVAL AND REMEDY; INDEMNIFICATION

          19.1. Survival. The representations and warranties of the parties hereto contained herein or in any other certificate or other writing delivered pursuant hereto shall survive the Closing and shall expire on the first (1) anniversary date of the Closing Date (except for matters as to which any indemnified party has made a claim for indemnification under this
     Article 19 on or prior to such date).


          19.2. Indemnification by the Vendor. The Vendor agrees to indemnify the Purchaser and each of its affiliates and officers, directors, employees and agents against, and agrees to hold each of them harmless from, any and all losses, damages or expenses, including reasonable attorney's fees, suffered or incurred by them arising out of or relating to any of the following:

          (a) Any breach of or any inaccuracy in any representation or warranty made by the Vendor pursuant to this Agreement;

          (b) Any breach of or failure by the Vendor to perform any covenant or obligation of the Vendor set out or contemplated in this Agreement;

          (c) Any products, including the New Products, produced or services performed by the Vendor on or before the Closing Date (and, in the case of products, including the New Products, produced by the Vendor, whether sold by the Vendor on or prior to the Closing Date or by the Purchaser on or after the Closing Date);

          (d) The use, operation or ownership of any of the Acquired Assets on or prior to the Closing Date; and

          (e) Any claims by or liabilities with respect to any employee of the Vendor with respect to his or her employment or termination of employment on or prior to the Closing Date by the Vendor, including any and all group insurance claims, worker's compensation claims or liabilities arising out of any accidents, illness or other event which occurred on or prior to the Closing Date.

          19.3. Indemnification by the Purchaser. The Purchaser agrees to indemnify the Vendor and each of its affiliates and officers, directors, employees and agents against, and agrees to hold each of them harmless from, any and all losses, damages or expenses, including reasonable attorney's fees, suffered or incurred by them arising out of or relating to any of the following:

          (a) Any breach of or any inaccuracy in any representation or warranty made by the Purchaser pursuant to this Agreement;

          (b) Any breach of or failure by the Purchaser to perform any covenant or obligation of the Purchaser set out or contemplated in this Agreement; and

          (c) Any products produced or services performed by the Purchaser on or after the Closing Date.


          19.4. Notice of Claims. Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder, the indemnified party shall promptly give notice of such claim to the indemnifying party, providing reasonable details of how the claim has arisen and an estimate of the amount the indemnified party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying party. If the indemnifying party does not object to such indemnification claim within thirty (30) calendar days of receiving notice thereof, the indemnified party shall be entitle to recover promptly the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the indemnified party may be entitled to pursuant to Clause 19.2. or Clause 19.3.). If, however, the indemnifying party advises the indemnified party that it disagrees with the indemnified party's claim, the parties shall, for a period of thirty (30) calendar days after the indemnifying party advised the indemnified party of such disagreement, attempt to resolve the difference and, failing to do so in such time, either party may unilaterally submit the matter to arbitration pursuant to Clause 22.4. hereof.


          19.5. Third Party's Claims: Claims asserted by a third party, which the Vendor or the Purchaser has determined may give rise to claim indemnification pursuant to Clause 19.2 or Clause 19.3., shall be subject to the following additional procedure and conditions:

          (a) The indemnified party shall give notice to the indemnifying party of the occurrence of any event or the institution of any claim, action, investigation, suit or proceeding asserted by a third party which the indemnified party has determined has given, or may give, rise to claim indemnification under Clause 19.2. or Clause 19.3. hereof. Such notice shall be given promptly after the indemnified party becomes aware of the event or claim so as to allow the indemnifying party to present to the indemnified party any argument that the indemnifying party may wish to raise in connection with the defence of such claim; provided, however, that where a defence or answer to the asserted claim must be submitted within a specified period, failing which shall preclude the indemnified party from asserting such defence or giving such answer, notice of the claim shall be given to the indemnifying party no later than at the expiration of one half (1/2) of such specified period.

          (b) The indemnifying party shall, upon receipt of the notice referred to in Clause 19.5.(a), be entitled to conduct the defence, appeal or settlement of such claim, with counsel elected by it, by giving notice to the indemnified party of its election to do so within thirty (30) calendar days following receipt by it of the notice of the claim or, where a defence or answer to the asserted claim must be submitted within a specified period, failing which shall preclude the indemnifying party from asserting such defence or giving such answer, no later than at the expiration of three quarter (3/4) of such specified period, and the indemnified party shall thereupon provide the indemnifying party access to the documents relevant to such defence, appeal or settlement. In the event that the indemnifying party elects not to conduct the defence, appeal or settlement of such claim, the indemnified party shall have the right to conduct the defence thereof or reach a settlement in connection therewith on behalf of and on the account and risk of the indemnifying party.

          (c) Notwithstanding Clause 19.5.(b) above, in the event that there is a reasonable likelihood that a claim may have a Material Adverse Effect on the interests of the indemnified party (other than as a result of money damages with respect to which the indemnified party will be entitled to indemnification pursuant to Clause 19.2. or Clause 19.3. as the case may
     be), the indemnified party shall be entitled to conduct the defence, appeal or settlement of the claim and the indemnifying party shall be regularly and fully informed of the progress of the proceedings and shall be entitled to participate in such defence, appeal or settlement and to employ counsel to assist it in connection therewith.


          19.6. Limitations: The amount of any indemnity shall be subject to the following limitations:

          (a) The amount of any indemnity due by the indemnifying party to the indemnified party pursuant to Clause 19.2. or Clause 19.3. hereof shall be reduced by:

          (i) the amount of any insurance payment which the indemnified party effectively is entitled to receive with respect to the event giving rise to the indemnification claim by that party;

          (ii) the amount of any tax savings effectively obtained by the indemnified party resulting from deductibility of the loss giving rise to indemnification; provided, however, that such tax savings are not neutralised by a corresponding tax liability levied on the indemnification received.

          (b) Nothwithstanding any provision of this Agreement to the contrary,

          (i) a party shall not be liable for indemnification to the other party until the aggregate of all losses, liabilities and damages (including expenses) incurred by such other party exceed US$ 50,000;

          (ii) the Vendor shall not be liable to indemnify the Purchaser for any loss, liability or damage (excluding expenses) which in the aggregate exceeds US$ 300,000.


                                   ARTICLE 20

                                  USE OF NAME

          20.1. With effect from the Closing Date the Vendor shall not use the name "American Electromedics Corporation" or any other name incorporating the words "American Electromedics", nor shall the Vendor participate in or acquire, directly or indirectly, an interest in any business, which involves the use of the name "American Electromedics" or other names incorporating the name "Electromedics". Notwithstanding the aforementioned the Vendor shall be entitled to make minimal use of the name for a period of four (4) months following the Closing Date; provided, however, that such use of the name by the Vendor shall serve certain formal and legal matters only and shall not in any way, whatsoever, be used in connection with any competitive commercial activities of the Vendor.

                                   ARTICLE 21

                      NON-COMPETITION AND CONFIDENTIALITY

          21.1. The Vendor agrees not to undertake any activity or to hold, directly or indirectly, any interest in any business, wherever located, which in crucial and important respects must be regarded as competitive to the business activity subject to sale and purchase under this Agreement; such business activity being identified as the purchase from producers and the sale of products, which in their function are equal to the audiometers and hearing testers covered by this Agreement and are impedance-meters on pressure basis.Not withstanding the aforementioned the Purchaser acknowledges and accepts that American Electromedics Corporation maintains its current investment in Rsch GmbH Medizintechnik, Berlin, Germany, provided, however, that Rsch GmbH Medizintechnik shall not undertake any new business activities, which in a broad sense is competitive to the business activity subject to sale and purchase under this Agreement. This non-competition covenant is made for a term of 3 (three) years from the Closing Date.


          21.2. Notwithstanding Clause 21.1. above the parties agree that for a term of six (6) calendar months from the Closing Date the Vendor shall have the right to distribute and sell the following product items of the New Products outside the United States through the Vendor's own sales organisation:

          (i) Racecar Tymp RC QT1 (cf. Schedule B, pos. No. 1)

          (ii) Racecar Tymp/Audio QT2 (cf. Schedule B, pos. No. 2)

          (iii) QT1 Tymp (cf. Schedule B, pos. No. 4)

          (iv) QT2 Tymp/Audio (cf. Schedule B, pos. No. 6)

          (v) QT2 Tymp/Audio German (cf. Schedule B, pos. No. 7)


          21.3. The right of the Vendor to distribute and sell the product items listed in Clause 21.2. above shall be subject to the condition that the Vendor shall repurchase the product items from the Purchaser at the same unit prices, which the parties have agreed to in connection with the sale and purchase of the specific product items under this Agreement as long as the items originally have been purchased from the Vendor.

          21.4. Notwithstanding Clause 21.1. the Parties agree that Rsch GmbH Medizintechnik has the right to market under it's own responsibility the CD-Hearing Tester and the K-series product items which Rsch GmbH Medizintechnik may have in stock on December 31st, 1999. After Closing Date and before January 1st, 2000 Rsch GmbH Medizintechnik will at the maximum from Meracus GmbH purchase 240 units of the CD-Hearing Tester and 315 units of the K-series from Entomed AB.


          21.5. The Vendor agrees to take all necessary steps to maintain a profound and complete secrecy of all matters concerning the Acquired Assets, which is transferred to the Purchaser under this Agreement and of all matters which the Vendor, besides that, may have become acquainted with and which by nature should not be brought to the knowledge of a third party except to the extent required by law. This covenant is made for a term of three (3) years from the Closing Date.


                                   ARTICLE 22

                                 MISCELLEANOUS

          22.1. Expenses. Each party hereto shall bear its own expenses, including fees and expenses incurred by them and/or their respective advisers, in connection with the drafting, negotiating and completion of this Agreement. Each Party shall each pay own expenses regarding all use, stamp, transfer, service, recording and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Acquired Assets. If sales taxes apply to this transaction the Parties agree to split such taxes equally to the extend said taxes shall be non-refundable.


          22.2. Taxes. Any consequences in terms of taxation levied on income or capital gains which shall arise out of the transactions contemplated by this Agreement shall be for the account of the party only to whom such consequences have arisen.


          22.3. Notices. All notices to be given hereunder shall be given in writing and shall be deemed to have been given (a) when sent by telefax, facsimile or other wire transmission with a confirmation copy sent by registered mail or (b) three (3) business days after being deposited in the post office, certified or registered mail, postage prepaid and addressed as follows (or to such other address as one party may notify to the other):

          (a)     If to the Vendor:       American Electromedics Corporation
                                          13 Columbia Drive
                                          Suite 18
                                          Amherst, New Hampshire 03031
                                          U.S.A.
                                          Telefax No. +1 603 880 6390

                                          For the attention of the "President"


          (b)     If to the Purchaser:    Maico Diagnostic GmbH
                                          Rohrdamm 7
                                          Siemensstadt
                                          D-13629 Berlin
                                          Germany
                                          Telefax No. +49 30 386 29490

                                       For the attention of the  "Geschftsfhrer"


          22.4. Arbitration. Any dispute regarding the understanding, interpretation and supplementation of this Agreement, cannot be brought before the Ordinary Courts of Law but shall be settled finally by arbitration in Copenhagen in accordance with the provisions laid down in Act No. 181 of the 24th of May, 1972 regarding Arbitration, including subsequent amendments hereto. The party, who requests for arbitration, shall in writing and by registered letter inform the other party of the request for arbitration, indicating the issues to be settled and the grounds for actions to be relied on and the name of the arbitrator decided for. Within thirty (30) calendar days from receipt of the written request for arbitration the other party shall by registered letter inform the first party about the name of the arbitrator chosen as well as the claims and objections to be relied on. In the event that the time limit is exceeded this arbitrator shall be nominated by the President of the Maritime and Commercial Court in Copenhagen. The arbitrators chosen by the parties shall jointly appoint a third arbitrator as Chairman of the Arbitration Court. The third arbitrator shall be a jurist, who is skilled in Danish contract Law. In the event that the arbitrators chosen by the parties are unable to agree on the nomination of the third arbitrator within a period of thirty
     (30) calendar days from the date that the first party was notified of the other party's choice of arbitrator, the third arbitrator shall be nominated by the President of the Maritime and Commercial Court in Copenhagen. The Arbitration Court solely decides for all rules and procedures to be followed with respect to the hearing of the case. The decision of the

     Arbitration Court shall be final, binding and liable to execution for both parties. The Arbitration Court shall be entitled to decide on the costs of the Arbitration Court, including fees to the arbitrators. The parties shall be obliged to deposit in advance an amount fixed by the Arbitration Court as security for the costs of the Arbitration Court. The hearing of the case and the decision of the Arbitration Court shall not be available to the general public. The arbitration proceedings shall be conducted in the English language.


          22.5. Limitation of Other Proceedings. The Purchaser and the Vendor each agrees that it will not file (nor will it cause any party to) file any suit, motion, petition or otherwise commence any legal action or proceeding which may be submitted to arbitration pursuant to this Agreement (but which neither party has theretofore elected to so submit to arbitration, or which has been or currently is being arbitrated pursuant to this Agreement), except in the Maritime and Commercial Court in Copenhagen, Denmark.


          22.6. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the Kingdom of Denmark without giving effect to the principles of conflicts of law thereof.


          22.7. Interpretation. Article headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement. Schedules and Exhibits to this Agreement shall be considered to form part of this Agreement as if fully set forth herein. Any information disclosed in one Schedule or Exhibit shall be deemed to be disclosed for all purposes of this Agreement and shall pertain to all Articles hereof. The use of the term "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation" respectively.


          22.8. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any other condition or breach of any other term, covenant, representation or warranty.

          22.9. Effect of Investigations. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Purchaser shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, the Vendor made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Purchaser.


          22.10. Further Assurances. Upon the reasonable request of the Purchaser, the Vendor will on or after the Closing Date execute and deliver to the Purchaser such other documents, releases, assignments or other instruments as may be required to effectuate completely the transfer and assignment to the Purchaser of, and to vest fully in the Purchaser title to, each of the Acquired Assets.


          22.11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Vendor shall not assign any of its rights or obligations without the written consent of the Purchaser. The Purchaser may designate any company within the Purchaser's group as its Assignee to perform all or part of its obligations and to benefit from all or part of its rights under this Agreement on or prior to the Closing Date or at any time thereafter upon written notice to the Vendor. Performance by such Assignee of all or part of the Purchaser's obligations shall constitute such designation, and, in such event, the parties agree that all references herein to "the Purchaser" shall be deemed to be amended, where applicable, to refer also or exclusively, as the case may be, to such Assignee; provided, however, that the Purchaser shall remain liable for the performance of such Assignee hereunder.


          22.12. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. There has been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.

          22.13.  Amendment.   This  Agreement  may  be  amended,   modified  or
     supplemented but only in writing signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have hereunder to affix their signatures and execute this Agreement in two (2) counterparts, each of which shall be deemed an original, on the dates written hereunder.


                                                                 THE PURCHASER:

                                                       Date:



                                                  ______________________________
                                      For and on behalf of Maico Diagnostic GmbH







                                                                    THE VENDOR:

                                                       Date:



                                                  ______________________________
                                                            For and on behalf of
                                              American Electromedics Corporation



                                                   _____________________________
                                                            For and on behalf of
                                                       Rosch GmbH Medizintechnik





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